UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 25, 2003

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048

(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

100 FILLMORE STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(303) 691-3905

Not Applicable
(Former name or former address if changed since last report)

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Document

99.1	Press release announcing that the Janus has signed a definitive agreement with DST Systems, Inc. (NYSE:
DST) under which Janus will transfer to DST 32.3 million shares of DST common stock in exchange for 100% of a wholly-owned DST subsidiary which is currently part of DST’s Output Solutions segment.

Item 9. Regulation FD Disclosure

On August 25, 2003, Janus Capital Group Inc. (“Janus”) issued a press release announcing that the Janus has signed a definitive agreement with DST Systems, Inc. (NYSE: DST) under which Janus will transfer to DST 32.3 million shares of DST common stock in exchange for 100% of a wholly-owned DST subsidiary which is currently part of DST’s Output Solutions segment. A copy of that press release is being furnished as Exhibit 99.1 to this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: August 25, 2003	By:	/s/ Loren M. Starr

Loren M. Starr
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press release announcing that the Janus has signed a definitive agreement with DST Systems, Inc. (NYSE: DST) under which Janus will transfer to DST 32.3 million shares of DST common stock in exchange for 100% of a wholly-owned DST subsidiary which is currently part of DST’s Output Solutions segment.

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